NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS (i) SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND (ii) AT THE OPTION OF COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED TO COMPANY.

FAT BRANDS INC.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$7,509,816.24	June 19, 2019

FOR VALUE RECEIVED, FAT Brands Inc., a Delaware corporation (“Company”), promises to pay to Elevation Franchise Ventures, LLC, a Delaware limited liability company (“Holder”), or its registered assigns, the principal sum of Seven Million Five Hundred and Nine Thousand Eight Hundred Sixteen Dollars and Twenty-Four Cents ($7,509,816.24), together with interest on the unpaid principal balance of this Note at a rate equal to six percent (6.0%) per annum, from the date of this Convertible Subordinated Promissory Note (this “Note”) until the principal amount hereof and all interest accrued thereon is paid (or converted to Shares as provided in Section 2 or Section 3). Subject to earlier payment pursuant to Section 2 or Section 3, and subject to adjustment as provided in Section 8, payment of this Note shall be amortized, with equal payments in the amount of One Hundred Nine Thousand Seven Hundred and Seven Dollars and Fifty-Six Cents ($109,707.56) due on the nineteenth (19th) day of each month in an amount calculated to pay off the debt, including accrued interest on the outstanding balance, over a fixed term of eighty-four (84) months, with the first payment due and payable on July 19, 2019 and the final payment due and payable on July 19, 2026 (the “Maturity Date”).

This Note and the Subordinated Promissory Note issued to Company by Holder of even date herewith (the “EFV Note”) are issued pursuant to, and subject to the terms of, that certain Membership Interest Purchase Agreement dated as of June 19, 2019 (the “Purchase Agreement”), by and among Company, as Buyer, Holder and AH-HA Holdings, LLC, as Sellers, and the Sellers’ Representative named therein and, to the extent provided therein, the other individuals identified on the signature page thereto. All capitalized terms used but not otherwise defined in this Note have the meanings ascribed thereto in the Purchase Agreement.

1. Payments. All payments of principal and interest shall be in lawful money of the United States of America and shall be made to Holder at Holder’s address not later than 5:00 p.m. Eastern Time on the date such payments are due and payable (or, if such day is not a Business Day, on the next Business Day) by check payable to Holder or by wire transfer of immediately available funds to an account specified by Holder.

2. Early Payment or Conversion. In the event that Company fails to deliver payment under this Note to Holder within five (5) days of the applicable due date twice in any consecutive twelve (12) month period, then subject to the limitations set forth in Section 4(a) Holder shall have the option, by written notice to Company, (a) to declare an Event of Default and demand payment in cash of the outstanding principal amount hereof and all interest accrued and unpaid thereon (the “Net Balance”) or (b) to convert the Net Balance into a number of shares of Common Stock of Company (“Shares”), with the amount of shares determined in accordance with Section 4(c). Whether in cash or conversion to Shares, Company will deliver to Holder, within five (5) Business Days of Holder’s exercise of this option, payment of the applicable amount of cash by check or wire transfer in accordance with Section 1 or issuance of the applicable number of Shares.

3. Offset Payment or Conversion. Provided that each of Company and Holder has made on-time payments pursuant to the EFV Note and this Note, as applicable, for a period of three (3) years following the Closing Date, Company shall have the right, exercisable at any time thereafter, to offset the outstanding principal amount of the EFV Note and all interest accrued and unpaid thereon against the Net Balance, in which event Company shall deliver to Holder, whether in cash or conversion to Shares, the net balance owed under this Note after such offset (the “Offset Balance”) as described below. In the event that Company exercises such option, Company shall provide to Holder written notice thereof (the “Option Notice”). Holder may elect, subject to the limitations set forth in Section 4(a), by written notice to Company within ten (10) days following receipt of the Option Notice, to receive such payment either (a) in a single cash payment equal to the Offset Balance by wire transfer of immediately available funds to an account designated in writing by Sellers’ Representative to Company or (b) by conversion of the Offset Balance into a number of Shares determined in accordance with Section 4(c). Whether in cash or conversion to Shares, Company will deliver to Holder, within five (5) Business Days of receipt of Holder’s written notice of election, payment of the applicable amount of cash by check or wire transfer in accordance with Section 1 or issuance of the applicable number of Shares.

4. Limitations on Issuances of Shares.

(a) Limitation on Conversion. Notwithstanding anything to the contrary expressed or implied herein, the conversion of this Note into Shares pursuant to Section 2 or Section 3 shall only be permitted if it would not cause Fog Cutter Capital Group Inc., a Maryland Corporation and an Affiliate of Company (“FCCG”), to be the owner of less than eighty percent (80%) of the outstanding capital stock of the Company for purposes of tax consolidation.

(b) Surrender of Note. As soon as practical after a declaration of default and demand for payment in full or a conversion of this Note pursuant to Section 2, or after payment of the Offset Balance pursuant to Section 3, Holder shall surrender this Note to Company at its principal executive office and Company shall, at its expense, issue in the name of and deliver to Holder the cash or Shares, as applicable, to which Holder shall be entitled.

(c) Issuance of Securities on Conversion. The number of Shares to be issued upon a conversion of this Note into Shares pursuant to Section 2 or Section 3 shall equal the quotient obtained by dividing (A) the Net Balance or the Offset Balance, as applicable, by (B) Twelve Dollars ($12.00). No fractional Shares will be issued in connection with any such issuance. If, upon conversion, Holder shall be entitled to receive a fractional Share, then Company shall issue the whole number of full Shares to which Holder is entitled and shall pay to Holder the cash value of the difference by check or wire transfer in accordance with Section 1.

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(d) Reservation of Shares. Company shall at all times have authorized but unissued Shares sufficient to enable conversion of this Note as provided herein.

(e) Termination of Rights. All rights with respect to this Note shall terminate upon full conversion or payment hereof, whether or not this Note has been surrendered. Notwithstanding the foregoing, Holder agrees to surrender this Note to Company for cancellation as soon as is practicable following payment or conversion of this Note in full.

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. Company, twice in any consecutive twelve (12) month period, fails to deliver payment when due under this Note to Holder within five (5) Business Days of the Company’s receipt of written notice to Company of such failure to pay;

(b) Breaches of Covenants. Company fails to observe or perform any other covenant, obligation, condition or agreement contained in this Note and such failure continues for twenty (20) Business Days after the Company’s receipt of written notice of such failure;

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) admits in writing its inability to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated; (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) takes any action for the purpose of effecting any of the foregoing; or

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within forty-five (45) days of commencement.

6. Rights of Holder upon Default. Upon the occurrence of any Event of Default, subject to the provisions of Section 2, and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare the Net Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

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7. Guaranty. FCCG hereby irrevocably and unconditionally guarantees to Holder the full performance by Company of all obligations of Company set forth in this Note, and the liability of Company and FCCG for such obligations of Company shall be joint and several.

8. Adjustment. The Net Balance of this Note is subject to adjustment by Company pursuant to the provisions of Section 2.06, Section 2.07 and Section 8.06 of the Purchase Agreement. In the event of such adjustment, Holder shall promptly deliver this Note to Company for cancellation, and Company shall issue to Holder a new convertible subordinated promissory note, with the same terms, in the principal sum remaining after such adjustment. All rights with respect to this Note shall terminate upon an adjustment that is a reduction of the entire principal amount and all accrued but unpaid interest thereon in accordance with this Section 8, whether or not this Note has been surrendered to Company. Notwithstanding the foregoing, Holder agrees to surrender this Note to Company for cancellation as soon as is practicable following such adjustment.

9. Unsecured Obligation; Subordination. This Note shall be a general unsecured obligation of Company. This Note is subordinated in right of payment to all indebtedness of Company arising under any agreement or instrument to which Company or any of its Affiliates is a party that evidences indebtedness for borrowed money that is senior in right of payment to this Note, whether existing on the date hereof or hereafter arising (the “Senior Debt”). Company hereby agrees and, by accepting this Note, Holder hereby acknowledges and agrees that so long as any Senior Debt remains outstanding, (a) Company shall not make, and the Holder shall not receive or retain, any payment made under this Note if the Senior Debt documents prohibit such payments and (b) if any payment is made in violation of this Section 9, Holder shall promptly deliver the same to holder of Senior Debt ( “Senior Creditor”) in the form received, with any endorsement or assignment necessary for the transfer of such payment from Holder to Senior Creditor, to be either (in Senior Creditor’s sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt and, until so delivered, Holder shall hold such payment in trust as the property of Senior Creditor. Nothing in this Section 9 shall preclude or prohibit Holder from converting this Note or any amounts due hereunder into Shares, or exercising any other remedies pursuant to Section 6.

10. Transfer of Securities Issuable Upon Conversion Hereof. This Note is not transferable, in whole or in part, without the prior written consent of Company. The Shares received by Holder upon conversion of this Note (“Transferable Securities”) in accordance with Section 2 or Section 3 are transferable in accordance with this Section 10. Holder shall (a) give written notice to Company at least ten (10) Business Days prior to any contemplated offer, sale or other disposition of any Transferable Securities, which notice shall briefly describe the contemplated transaction, including the identity of the transferee and the price per Transferable Security, and (b) if requested by Company, deliver to Company a written opinion of Holder’s counsel to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state securities law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested and within ten (10) Business Days, Company shall notify Holder whether or not Holder may sell or otherwise dispose of such Transferable Securities in accordance with the terms of the notice delivered to Company and, if not, the reason therefor. If a determination has been made pursuant to this Section 10 that any required opinion of counsel for Holder is not reasonably satisfactory to Company, then Company shall so notify Holder promptly after such determination has been made. Each certificate representing Transferable Securities that are transferred in accordance with this Section 10 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended, unless in the opinion of counsel for Company such legend is not required.

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11. Notices. All notices and other communications required or permitted under this Note shall be in writing and shall be delivered in person, sent by documented overnight delivery service or mailed by first-class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to Holder, at the address of Holder set forth on the signature page of this Note, or (b) if to Company, to the attention of its Chief Executive Officer at Company’s principal offices at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California. Unless otherwise specified in this Note, all such notices and other written communications shall be effective (and considered delivered and received for the purposes of this Note) (i) if personally delivered, upon delivery; (ii) if sent by documented overnight delivery services, on the date following the date on which such notice is delivered to such delivery service for overnight delivery; or (iii) if mailed, four (4) days after depositing in the U.S. Mail.

12. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon Holder any rights as a shareholder of Company; and no dividends shall be payable or accrued in respect of this Note or the equity securities issuable upon conversion hereof until, and only to the extent that, this Note shall have been converted, and then only in accordance with the terms of Company’s Certificate of Incorporation and the Certificate of Designation with respect to the Preferred Stock.

13. Prepayment. Company may not prepay this Note, in whole or in part, without the prior written consent of Holder, except as permitted by Section 2 or Section 3.

14. Amendment and Waiver. Except as a result of any adjustment pursuant to Section 8, this Note may be amended, and the observance of any provision of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Holder.

15. Governing Law. This Note shall in all respects be governed by and construed and enforced in accordance with the laws of the State of Delaware, as such laws apply to contracts entered into and wholly to be performed within such state, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

16. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures delivered in .pdf format shall be legally valid for all purposes hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

FAT BRANDS INC.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	Chief Executive Officer

The undersigned FCCG executes this Note solely to acknowledge its agreement to be bound by the provisions of Section 7.

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	Chief Executive Officer

Acknowledged and Agreed:

HOLDER:

ELEVATION FRANCHISE VENTURES, LLC

By:	/s/ Hans Ness
Name:	Hans Hess
Title:	Chairman of the Board
Address:

[Signature page to Fat Brands Inc. Convertible Subordinated Promissory Note]